                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. 1)


Filed by the Registrant[ ]

Filed by a Party other than the Registrant[X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or
     (Sec) 240.14a-12

                           People's Bancshares, Inc.
               (Name of Registrant as Specified In Its Charter)

                            RCG Kingston Fund, Ltd.
                             RCG Kingston, L.L.C.
                               Kingston Fund, LP
                           Ramius Capital Group, LLC
                                C4S & Co., LLC
                               Jennings & Gillen
                              D.B. Jennings, Inc.
                              Donald B. Jennings
                               Thomas F. Gillen
                    The Partnership for Bank Capital, L.P.
                               Vincent A. Smyth
                                 Mary E. Smyth

                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:


     ------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:


     ------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     ------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:


     ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:


     ------------------------------------------------


     2) Form, Schedule or Registration Statement No.:


     ------------------------------------------------

     3) Filing Party:


     ------------------------------------------------

     4) Date Filed:


     ------------------------------------------------

                        PRELIMINARY COPY - MAY 10, 2000

                           PEOPLE'S BANCSHARES, INC.


                  ------------------------------------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                  ------------------------------------------

PROXY STATEMENT OF THE KINGSTON GROUP IN OPPOSITION TO THE BOARD OF DIRECTORS OF
                           PEOPLE'S BANCSHARES, INC.

     This Proxy Statement is being furnished to holders of common stock, par value $0.10 per share ("Common Stock"), of People's Bancshares, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof (the "Annual Meeting").
The solicitation is being conducted by the Kingston Group. Information concerning the persons comprising the Kingston Group is set forth below under "The Kingston Group." Members of the Kingston Group collectively own approximately 9.2% of the outstanding Common Stock. As more fully discussed below, the Kingston Group is soliciting proxies in connection with the Annual Meeting for the election of William G. Foster, Jr., John R. Kennedy and Vincent
A. Smyth as directors of the Company (collectively, the "Kingston Group Nominees" and each, a "Kingston Group Nominee"), to serve until their successors are duly elected and qualified.

     The Company has announced that the Annual Meeting will be held at Stone Forge Public House, 90 Paramount Drive, Raynham, Massachusetts, on Friday, June 16, 2000, at 10:00 a.m., local time Only stockholders of record at the close of business on April 28, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting.

     The enclosed BLUE proxy card may be executed by holders of record as of the Record Date. You are urged to sign and date the enclosed BLUE proxy card and return it in the enclosed envelope whether or not you attend the meeting.

     YOUR VOTE IS IMPORTANT. If you agree with the reasons for the Kingston Group's solicitation set forth in this Proxy Statement and believe that the election of the Kingston Group Nominees to the Board of Directors can make a difference, we urge you to vote for the election of the Kingston Group's nominees, no matter how many or how few shares you own.

     The Kingston Group urges you NOT to sign any proxy card that is sent to you by the Company.

     If you have any questions, please call:

                          Beacon Hill Partners, Inc.
                                90 Broad Street
                                  20th Floor
                              New York, NY 10004
                         (212) 843-8500 (call Collect)
                                      or
                         Call Toll-Free (800) 755-5001


     This Proxy Statement and the accompanying BLUE proxy card are first being sent or given to stockholders on or about May __, 2000.

                                    GENERAL

     At the Annual Meeting, three directors are to be elected to the Company's Board of Directors (the "Board of Directors") to hold office for a three-year term and until their successors have been elected and qualified. The Kingston Group is seeking your proxy for the election to the Board of Directors of William G. Foster, Jr., John R. Kennedy and Vincent A. Smyth.

     The Company has reported in its proxy statement relating to the Annual Meeting (the "Company Proxy Statement") that, as of the Record Date, the Company's outstanding voting securities consisted of 3,251,734 shares of Common Stock. Each share of Common Stock entitles its owner to one vote, and a plurality of votes cast at a meeting at which a quorum is present or otherwise represented is necessary to elect each of the Kingston Group Nominees. For information concerning voting procedures at the Annual Meeting, see "Voting and Proxy Procedures."

                         REASONS FOR THIS SOLICITATION

          The members of the Kingston Group originally joined together in August 1999 so that they could express to the Company and other shareholders the group's concerns about management's unwillingness to pursue all strategic alternatives to maximize shareholder value, including a sale of the Company.
The members of the Kingston Group collectively own 298,302 shares of Common Stock, representing approximately 9.2% of the outstanding shares of Common Stock. The Kingston Group has nominated the Kingston Group Nominees for election as directors to help ensure that the Board of Directors addresses the Kingston Group's concerns regarding maximizing shareholder value. Specifically, if elected, the Kingston Group Nominees will seek to cause the Board of Directors to retain an investment banking firm, which would be charged with reviewing all strategic alternatives available to the Company, including a sale of the Company.

          The Kingston Group believes that it is the responsibility of a board of directors to pursue a business strategy that will produce the highest and best returns to shareholders. The true measurement of how investors assess a management's strategy is the market price of the company's shares. Although the Company's stock price increased on a percentage basis slightly more than the Nasdaq Banks Index from 1996 through 1999 (68.6% versus 67.6%)/1/, the Company's stock price has traded at a lower multiple of earnings than the stock price of its peer banks during this period. The Kingston Group believes the past price performance of the Company's stock as a multiple of estimated earnings indicates that investors have serious reservations regarding the Company's operating strategy. While the Company's stock trades at a price to estimated 2000 earnings of 6.29x (p/e ratio), other Massachusetts thrifts with over $500 million in assets (the "Peer Banks")/2/ trade at an average p/e of 8.41x./3/
The Company's Price/Earnings Ratio Versus Peer Banks
----------------------------------------------------

          The following table sets forth the price/earnings ratio for the Company and each of the Peer Banks for the periods indicated. For 1996 through 1999, the ratio is the stock price on the final trading day of the year to earnings for that year. For 2000, the ratio is the stock price on April 24, 2000 to estimated 2000 earnings from I/B/E/S.

--------------------------

/1/  Does not include any reinvestment of dividends.

/2/ The Peer Banks consist of Abington Bancorp, Inc., Andover Bancorp, Inc., BostonFed Bancorp, Inc., First Essex Bancorp, Inc., MASSBANK Corp., Medford Bancorp, Inc. and MetroWest Bank. Excludes thrifts which converted from mutual to stock form after 1996.

/3/ Estimates of 2000 earnings for the Company and for Peer Banks are from I/B/E/S. Prices for 2000 are as of April 24, 2000.

                                       1996           1997           1998           1999          2000E
Abington Bancorp, Inc.                10.96          19.09          11.86           8.80           7.75
Andover Bancorp, Inc.                 10.68          16.18          13.32           9.93           9.22
BostonFed Bancorp, Inc.               30.73          17.64          12.33           9.28           6.74
First Essex Bancorp, Inc.              8.93          18.60          12.77           8.82           8.22
MASSBANK Corp.                        11.08          17.19          13.17           9.08           7.97
Medford Bancorp, Inc.                 11.60          16.49          12.79          11.55           9.17
MetroWest Bank                        11.44          16.98          10.64          10.80           9.79

AVERAGE                               13.63          17.45          12.41           9.75           8.41

People's Bancshares, Inc.              9.75          15.48           9.11           6.30           6.29

          In the view of the Kingston Group, this valuation discount results from management's decision to pursue a leveraging strategy and concentrate on its mortgage origination operation rather than building a core banking franchise. As illustrated in the table below, in 1999, the Company used substantially more leverage on a proportionate basis than did other Massachusetts thrifts with over $500 million in assets.

Leverage Comparison
-------------------

                                            Leverage Factor*
                                         (At December 31, 1999)

People's Bancshares, Inc.                          8.4

Peer Bank Average                                  3.5

* Leverage factor equals Total Borrowings / (Trust Preferred Securities + Tangible Equity)

          The Company borrowed this money primarily to invest in securities rather than to engage in the basic banking business of making loans to customers. Although the Company's securities portfolio has contributed to earnings, the Kingston Group believes that investors have not given the Company full credit for those earnings because of the risks associated with incurring significant leverage to support the investment program.

          Even though interest rates were rising throughout 1999 and aggregate originations of mortgages for one to four family residences in the United States were declining as a result,/4/ Company management nonetheless spent approximately $1.8

---------------------

/4/   Source: Mortgage Bankers Association of America web site.

million to acquire Allied Mortgage, a mortgage company operating in Maryland, Virginia and Florida. Prior to acquiring Allied Mortgage, the Company's mortgage subsidiary had experienced declining earnings during 1999. Through the third quarter of 1999, the per share net income for the Company's mortgage subsidiary was $0.04 compared to $0.34 in the first three quarters of 1998. The Kingston Group believes that expanding the mortgage origination business in the current business environment is not a strategy that is likely to enhance shareholder value.

          In the fall of last year, representatives of the Kingston Group discussed the Kingston Group's concerns with management and board members and asked that they consider seeking alternatives to enhance shareholder value. In particular, the Kingston Group suggested that the Company retain an investment banking firm to review strategic alternatives to maximize shareholder value, including the sale of the Company. Company management has dismissed the Kingston Group's concerns as "inappropriate."

          Following the Kingston Group's filing of formal notice of its nomination of the Kingston Group Nominees, members of Company management suggested that the Company would consider appointing one representative of the Kingston Group to stand for election with the Company's nominees at the Annual Meeting, provided that the Kingston Group would enter into a standstill agreement precluding it from purchasing additional shares of Common Stock or engaging in any proxy solicitation. The Kingston Group declined this offer because Company management was unwilling to publicly commit to the Company's exploring all strategic alternatives and retaining an investment banking firm. In addition, the Kingston Group does not believe that a single director will necessarily ensure an adequate voice for the shareholders who are interested in examining all strategies to maximize shareholder value.

          The Kingston Group informed the Company's management that it would consider withdrawing its nomination of the Kingston Group Nominees if the Company appointed two representatives of the Kingston Group to the Board of Directors, publicly announced that it was retaining an investment banking firm and reimbursed the Kingston Group for any expenses it incurred in connection with the nomination of the Kingston Group Nominees. The Kingston Group also informed the Company that it was reluctant to enter into a standstill agreement. The Company did not accept the Kingston Group's proposal.

          The Kingston Group believes that the Board of Directors should examine all business strategies to maximize shareholder value. Because of the current Board of Director's lack of responsiveness to the Kingston Group's concerns, the Kingston Group believes it will be in the best interests of shareholders to elect to the Board members who will actively pursue the realization of shareholder value. If elected, the Kingston Group Nominees will seek to cause the Board of Directors to engage an investment banking firm to review strategic alternatives to maximize shareholder value, including the sale of the Company. The Kingston Group has not undertaken to obtain a third party analysis of the effect that these alternatives would have on shareholder value. Shareholder value may not be maximized or enhanced if a sale of the Company is pursued.

          THE KINGSTON GROUP STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE KINGSTON Group Nominees.

                      NOMINEES FOR ELECTION AS DIRECTORS

     The Company Proxy Statement discloses that the Board of Directors currently consists of 10 directors divided into three classes, with the directors in each class serving a term of three years. According to the Company Proxy Statement, three directors are to be elected at the Annual Meeting. The directors so elected will serve in such capacity for a three-year term to expire at the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

     The Kingston Group is proposing the election of the three Kingston Group Nominees to the Board of Directors. The Kingston Group does not expect that any of the Kingston Group Nominees will be unable to stand for election, but in the event that a vacancy in the slate of the Kingston Group Nominees should occur unexpectedly, the shares of Common Stock represented by the proxy card furnished by the Kingston Group will be voted for a substitute candidate selected by the Kingston Group.

     The following information concerning age, principal occupation and business experience during the last five years, and current directorships has been furnished to the Kingston Group by the Kingston Group Nominees, all of whom have expressed their willingness to serve on the Board of Directors if elected.

     WILLIAM G. FOSTER, JR. has been President of LACE/Foster Advisory Services, a firm providing consulting services to financial institutions, since 1996.
From July 1994 to April 1996, Mr. Foster was a Managing Director of Sandler, O'Neill & Partners, an investment bank, specializing in banks and thrifts. He is 57 years old.

     JOHN R. KENNEDY has been an independent financial and management consultant with Kennedy Consulting since May 1997. From January 1974 through May 1997, Mr. Kennedy held various positions with Bank Boston of Boston, Massachusetts, including Senior International Project Director and Senior Financial Officer.
He is 54 years old.

     VINCENT A. SMYTH has been a partner with the law firm of Smyth & Lack in Huntington, New York since 1976. From 1985 to 1994, while he was a partner with Smyth & Lack, he was also general counsel to Bayside Federal Savings Bank. He is 62 years old.

     If elected, each Kingston Group Nominee would receive such directors' fees as may be payable by the Company in accordance with its practice at the time. There are no other understandings or arrangements between any person in the Kingston Group and any Kingston Group Nominee relating to the matters contemplated by this Proxy Statement.

     Additional information concerning the Kingston Group Nominees is set forth in Appendix A and B to this Proxy Statement.

                              THE KINGSTON GROUP

          The following persons are collectively referred to as the Kingston
Group: (i) RCG Kingston Fund, Ltd., (ii) RCG Kingston, L.L.C., (iii) Kingston Fund, LP, (iv) Ramius Capital Group, LLC, (v) C4S & Co., LLC, (vi) Jennings & Gillen, (vii) D.B. Jennings, Inc., (viii) Donald B. Jennings, (ix) Thomas F. Gillen, (x) The Partnership For Bank Capital, L.P. and (xi) Vincent A. Smyth and Mary E. Smyth.

          RCG Kingston Fund, Ltd., a Cayman Islands company, is engaged in the business of investment.

          RCG Kingston, L.L.C., a Delaware limited liability company, is the investment advisor to RCG Kingston Fund, Ltd. and the general partner of Kingston Fund, LP.

          Kingston Fund, LP, a Delaware limited partnership, is an investment fund that owns a majority of the outstanding shares of RCG Kingston Fund, Ltd.

          Ramius Capital Group, LLC, a Delaware limited liability company, and Jennings & Gillen, a Delaware general partnership, are the co-managing members of RCG Kingston, L.L.C.

          C4S & Co., LLC, a Delaware limited liability company, is the managing member of Ramius Capital Group, LLC.

          D.B. Jennings, Inc., a Delaware corporation, and Thomas F. Gillen are co-general partners of Jennings & Gillen. Donald B. Jennings is the president of D.B. Jennings, Inc.

          The Partnership For Bank Capital, L.P., a Delaware limited partnership, is engaged in the business of investment. D.B. Jennings, Inc. and Donald B. Jennings are the general partners of The Partnership For Bank Capital, L.P.

          Vincent A. Smyth and Mary E. Smyth are an attorney and housewife, respectively.

          As of the Record Date, members of the Kingston Group collectively beneficially owned (as determined in accordance with the rules under of the Securities Exchange Act of 1934 (the "Exchange Act")) 298,302 shares of Common Stock or approximately 9.2% of the outstanding shares of Common Stock.

          Additional information concerning the Kingston Group is set forth in Appendices A and B.

                            SOLICITATION; EXPENSES

          Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Proxies may be similarly solicited by the Kingston Group and by the Kingston Group Nominees. No additional compensation will be paid to the Kingston Group and to the Kingston Group Nominees for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Kingston Group solicitation material to their customers for whom they hold shares and the Kingston Group will reimburse them for their reasonable out-of-pocket expenses.

          The Kingston Group has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist in the solicitation of proxies and for related services. The Kingston Group will pay Beacon Hill an estimated fee of up to $30,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. Approximately 25 persons will be used by Beacon Hill in its solicitation efforts.

          The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Kingston Group.

          The Kingston Group estimates that the total expenditures relating to its proxy solicitation incurred by the Kingston Group will be approximately $250,000, approximately $120,000 of which has been incurred to date. RCG Kingston, L.L.C. and Vincent A. Smyth have agreed that the obligation for those expenses will be allocated evenly between them. The Kingston Group intends to seek reimbursement from the Company for those expenses incurred by the Kingston Group if the Kingston Group Nominees are elected to the Board of Directors. It does not intend to submit the question of such reimbursement to a vote of the Company's stockholders.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                           DIRECTORS AND MANAGEMENT

          See Appendix C for information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of the Common Stock by Company management and the members of the Board of Directors.

                          VOTING AND PROXY PROCEDURES

          For the proxy solicited hereby to be voted, the enclosed BLUE proxy card must be signed, dated and returned to the Kingston Group, c/o Beacon Hill Partners Inc., 90 Broad Street, 20th Floor, New York, NY 10004 in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Kingston Group Nominees, you must submit the enclosed BLUE proxy card and must NOT submit the Company's proxy card, even if you wish to vote for any of the Company Nominees. If you have already returned the Board of Directors' proxy card to the Company, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating and mailing the enclosed BLUE proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

          If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instruction. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

          Execution of a BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Clerk of the Company a later dated written revocation, (ii) submitting a duly executed proxy bearing a later date to the Clerk of the Company or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

          Election of the Kingston Group Nominees requires the affirmative vote of a plurality of the votes cast on the matter at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. Consequently, only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee (including broker non-votes) and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward such nominee's attainment of a plurality.

          Shares of Common Stock represented by a valid, unrevoked BLUE proxy card will be voted as specified. You may vote FOR the election of the Kingston Group Nominees or withhold authority to vote for the election of the Nominees by marking the proper box on the BLUE proxy card. You may also withhold your vote from any of the Kingston Group Nominees by writing the name of such nominee in the space provided on the BLUE proxy card. If no specification is made, such shares will be voted FOR the election of all of the Kingston Group Nominees.

          Except as set forth in this Proxy Statement, the Kingston Group is not aware of any other matter to be considered at the Annual Meeting. However, if the Kingston Group learns of any other proposals made at a reasonable time before the Annual Meeting, the Kingston Group will either supplement this Proxy Statement and provide an opportunity to Stockholders to vote by proxy directly on such matter or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter the persons named as proxies on the enclosed BLUE proxy card will vote proxies solicited hereby in their discretion.

          Only holders of record of Common Stock on April 28, 2000, the Record Date established by the Board of Directors for the Annual Meeting, will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Record Date, you will retain the voting, rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after such date.

          The Kingston Group believes that it is in your best interest to elect the Kingston Group Nominees at the Annual Meeting. THE KINGSTON GROUP STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE KINGSTON GROUP NOMINEES.

                            ADDITIONAL INFORMATION

          Reference is made to the proxy statement that will be furnished by the Board of Directors for information concerning the Company's management, the procedures for submitting proposals for consideration at the next Annual Meeting of Stockholders of the Company and certain other matters regarding the Company and the Annual Meeting. The Company also is required to provide to stockholders its Annual Report to Stockholders for the year ended December 31, 1999, which contains certain information as to the Company's financial condition and other matters. The Kingston Group will not verify, and assumes no responsibility for, the accuracy or completeness of any such information.



                                     THE KINGSTON GROUP

__________, 2000

                                                                      Appendix A

         INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION

     The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) as of April 28, 2000 by each of (i) the Kingston Group Nominees and (ii) each member of the Kingston Group:


                                                              Number of Shares of Common
                                                                       Stock of
                                                                     the Company                    Percent of Common
Name                               Business Address             Beneficially Owned/(1)/       Stock of the Company/(1)/ /(2)/
---------------------------  ----------------------------  --------------------------------  --------------------------------
William G. Foster, Jr.       c/o RCG Kingston, L.L.C.,                   500                                  *
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

John R. Kennedy              c/o RCG Kingston, L.L.C.,                  1,000                                 *
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

Vincent A. Smyth             143 Main Street,                          136,500/(3)/                         4.20%
                             Huntington, New York 11743

RCG Kingston Fund, Ltd.      c/o Citco Fund Services                   129,800                              3.99%
                             (Cayman Islands) Ltd.,
                             Corporate Centre, West Bay
                             Road, Grand Cayman, Cayman
                             Islands, British West Indies

RCG Kingston, L.L.C.         666 Third Avenue, 26th                    129,800/(4)/                         3.99%
                             Floor, New York, New York
                             10017

Kingston Fund, LP            c/o RCG Kingston, L.L.C.,                 129,800/(5)/                         3.99%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

Ramius Capital Group, LLC    c/o RCG Kingston, L.L.C.,                 129,800(6)                           3.99%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

C4S & Co., LLC               c/o RCG Kingston, L.L.C.,                 129,800/(7)/                         3.99%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

Jennings & Gillen            c/o RCG Kingston, L.L.C.,                 129,800/(6)/                         3.99%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

D.B. Jennings, Inc.          c/o RCG Kingston, L.L.C.,                 161,802/(8)/                         4.98%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

Donald B. Jennings           c/o RCG Kingston, L.L.C.,                 161,802/(9)/                         4.98%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

Thomas F. Gillen             c/o RCG Kingston, L.L.C.,                 129,800/(10)/                        3.99%
                             666 Third Avenue, 26th
                             Floor, New York, New York
                             10017

The Partnership For Bank     666 Third Avenue, 26th                     32,002                                *
 Capital, L.P.               Floor, New York, New York
                             10017

Mary E. Smyth                143 Main Street,                          136,500(3)                           4.20%
                             Huntington, New York 11743

----------------------------------

*    Less than 1%.

(1) The members of the Kingston Group collectively beneficially own 298,302 shares of Common Stock, representing approximately 9.2% of the outstanding shares of Common Stock. Each of RCG Kingston Fund, Ltd., RCG Kingston, L.L.C., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen, D.B. Jennings, Inc., Donald B. Jennings and Thomas F. Gillen expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by Vincent A. Smyth and Mary E. Smyth. Each of RCG Kingston Fund, Ltd., RCG Kingston, L.L.C., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen and Thomas F. Gillen expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by The Partnership For Bank Capital, L.P.

(2) All percentages are based on the 3,251,734 shares of Common Stock outstanding as of April 28, 2000 according to the Company Proxy Statement.

(3) Vincent A. and Mary E. Smyth own their shares of Common Stock jointly. They regularly effect purchases of securities through margin accounts maintained for them with Sandler O'Neill & Partners, L.P. which extends credit to Vincent A. and Mary E. Smyth as and when required to open or carry positions in the margin accounts, subject to applicable Federal margin regulations, stock exchange rules and the firm's credit policies.

(4) RCG Kingston, L.L.C. may be deemed to be the beneficial owner of the 129,800 shares held for the account of RCG Kingston Fund, Ltd. as a result of its acting as investment advisor to RCG Kingston Fund, Ltd.

(5) Kingston Fund, LP may be deemed to be the beneficial owner of 129,800 shares held for the account of RCG Kingston Fund, Ltd. as a result of its being a holder of a majority of the outstanding shares of RCG Kingston Fund, Ltd.

(6) Ramius Capital Group, LLC and Jennings & Gillen may be deemed to be the beneficial owner of 129,800 shares held for the account of RCG Kingston Fund, Ltd. as a result of their being co-managing members of RCG Kingston, L.L.C.

(7) C4S & Co., LLC may be deemed to be the beneficial owner of 129,800 shares held for the account of RCG Kingston Fund, Ltd. as a result of its being the managing member of Ramius Capital Group, LLC.

(8) D.B. Jennings, Inc. may be deemed to be the beneficial owner of 161,802 shares held for the accounts of RCG Kingston Fund, Ltd. and The Partnership For Bank Capital, L.P. as a result of its being a co-general partner of Jennings & Gillen and a co-general partner of The Partnership For Bank Capital, L.P.

(9) Donald B. Jennings may be deemed to be the beneficial owner of 161,802 shares held for the accounts of RCG Kingston Fund, Ltd. and The Partnership For Bank Capital, L.P. as a result of his being the president of D.B. Jennings, Inc. and a co-general partner of The Partnership For Bank Capital, L.P.

(10) Thomas F. Gillen may be deemed to be the beneficial owner of 129,800 shares held for the account of RCG Kingston Fund, Ltd. as a result of his being a co-general partner of Jennings & Gillen.

                         ----------------------------

     Except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Kingston Group, none of the Kingston Group, any of the persons participating in this solicitation on behalf of the Kingston Group, any of the Kingston Group Nominees nor any associate of any of the foregoing persons
(i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will be or may be a party. In addition, except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Kingston Group, none of the Kingston Group, any of the persons participating in this solicitation on behalf of the Kingston Group, any of the Kingston Group Nominees, nor any associate of any of the foregoing persons has had or is deemed to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or in any proposed transaction, to which the Company or any of its affiliates was or is a party.

     None of the corporations or organizations in which any of the Kingston Group Nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and none of the Kingston Group Nominees holds any position or office with the Company, has any family relationship with any executive officer or director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation.

                                                                      Appendix B

              TRANSACTIONS IN SHARES OF PEOPLE'S BANCSHARES, INC.

     The following table sets forth information with respect to all purchases and sales of shares of Common Stock by members of the Kingston Group and their associates, affiliates and the Kingston Group Nominees during the past two years:

                                        Date of              Nature of             Number of        Price Per
For the account of:                   Transaction           Transaction             Shares            Share
-------------------                   -----------           -----------             ------            -----
RCG Kingston Fund, Ltd.                   5/1/98              Purchase               3,000           $27.88

                                          5/1/98              Purchase               8,000            27.87

                                          6/3/98              Purchase               5,000            26.63

                                         6/10/98              Purchase               5,000            25.25

                                        10/30/98              Purchase               5,000            21.03

                                         11/6/98              Purchase               3,000            21.13

                                        11/17/98              Purchase               5,000            20.75

                                         12/9/98              Purchase               7,500            20.94

                                        12/31/98              Purchase               2,800            20.47

                                         9/13/98              Purchase               3,000            18.13

                                         9/14/98              Purchase               3,000            18.25


                                        Date of              Nature of             Number of        Price Per
For the account of:                   Transaction           Transaction             Shares            Share
-------------------                   -----------           -----------             ------            -----
The Partnership for Bank                 8/26/98              Purchase               2,000           $16.53
 Capital, L.P.
                                         11/6/98              Purchase               3,000            21.13

                                        11/17/98              Purchase               2,500            20.76

                                        12/11/98              Purchase               8,000            20.89

                                          2/2/99              Purchase               2,000            20.98

                                          2/9/99              Purchase               4,000            20.53

                                         9/13/99              Purchase               2,000            18.14

                                         9/14/99              Purchase               2,000            18.26

                                        Date of              Nature of             Number of        Price Per
For the account of:                   Transaction           Transaction             Shares            Share
-------------------                   -----------           -----------             ------            -----
Vincent A. Smyth and Mary E.            6/20/97               Purchase                5,000          $14.625
 Smyth
                                        9/25/97               Purchase                5,000           16.000

                                        1/22/98               Purchase               10,000           20.500

                                        5/29/98               Purchase                5,000           25.750

                                         6/9/98               Purchase                5,000           25.000

                                         7/8/98               Purchase                2,500           23.500

                                        8/13/98               Purchase                5,000           19.625

                                        9/15/98               Purchase                5,000           15.125

                                        2/10/99               Purchase                2,500           20.625

                                        2/11/99               Purchase                2,500           20.675

                                         3/1/99               Purchase                2,500           20.500

                                        3/17/99               Purchase                5,000           19.875

                                        3/19/99               Purchase                7,500           19.750

                                        3/23/99               Purchase                7,000           19.825

                                         6/9/99               Purchase                5,000           19.625

                                        6/10/99               Purchase                3,000           19.375

                                        6/11/99               Purchase               10,000           19.625

                                        6/17/99               Purchase               10,000           19.625

                                        6/25/99               Purchase                2,500           20.250

                                        8/27/99               Purchase               16,500           18.875

                                         9/1/99               Purchase                5,000           18.094

                                        9/27/99               Purchase               10,000           18.750

                                        12/3/99               Purchase                5,000           19.125

                                        Date of              Nature of             Number of        Price Per
For the account of:                   Transaction           Transaction             Shares            Share
-------------------                   -----------           -----------             ------            -----
William G. Foster, Jr.                  11/3/99               Purchase                 500           $17.75

                                        Date of              Nature of             Number of        Price Per
For the account of:                   Transaction           Transaction             Shares            Share
-------------------                   -----------           -----------             ------            -----
John R. Kennedy                         3/21/00               Purchase               1,000           $17.25

                                                                      Appendix C

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the knowledge of Kingston Group based on a review of publicly available information filed with the Securities and Exchange Commission, each person (who is not a director) reported to own beneficially more than 5% of the outstanding Common Stock:/(1)/


                                           Amount and Nature of Beneficial
        Name and Address of                         Ownership of
          Beneficial Owner                          Common Stock                            Percent of Class
          ----------------                          ------------                            ----------------
Dearden, Maguire & Weaver
One Tower Bridge, Suite 560
West Conshohocken, PA 19428                           226,133                                     6.60%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                                168,669                                     4.93%

Kingston Group
c/o RCG Kingston, L.L.C.
666 Third Avenue, 26th Floor
New York, New York 10017                              298,302/(2)/                                9.17%

Tontine Partners, L.P.
200 Park Avenue, Suite 3900
New York, NY 10166                                    194,598                                     5.68%

------------------------

(1)   All such information was obtained from the Company Proxy Statement.

(2) Each of RCG Kingston Fund, Ltd., RCG Kingston, L.L.C., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen, D.B. Jennings, Inc., Donald B. Jennings and Thomas F. Gillen expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by Vincent A. Smyth and Mary E. Smyth. Each of RCG Kingston Fund, Ltd., RCG Kingston, L.L.C., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen and Thomas F. Gillen expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by The Partnership For Bank Capital, L.P.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of April 28, 2000 with respect to the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers and all directors and executive officers as a group:/(1)/


                                                                Number of Shares of
                                                                    Common Stock               Percent of
                           Name                                  Beneficially Owned         Common Stock/(2)/
                           ----                                  ------------------         -----------------
Directors (Other than Executive Officers)
  Frederick W. Adami, III.................................               11,516/(3)/                *
  B. Benjamin Cavallo.....................................              223,272/(4)/              6.52%
  John R. Eaton...........................................               17,996/(5)/                *
  Terrence A. Gomes.......................................                5,016/(6)/                *
  Dr. Loring C. Johnson...................................               11,391/(7)/                *
  Richard D. Matthews.....................................               28,319/(8)/                *
  Scott W. Ramsay.........................................                2,600/(9)/                *
  Davis H. Scudder........................................               17,825/(10)/               *
  Stanley D. Siskind......................................               14,117/(11)/               *
Executive Officers........................................
  Colin C. Blair..........................................              104,150/(12)/             3.04%
  Richard S. Straczynski..................................               68,000/(13)/             1.99%
All directors and executive officers as a group including
 persons named above
(11 persons)..............................................              482,661/(14)/            14.73%


-----------------------
*    Less than 1 percent.

(1)  All such information was obtained from the Company Proxy Statement.

(2) For purposes of calculating the percentage of the outstanding shares of Common Stock at February 1, 2000 for each listed person, the number of shares of Common Stock includes shares that may be acquired by such person within 60 days of February 1, 2000 through the exercise of vested stock options under the Company's Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1986 Employee Option Plan"), the Company's Amended and Restated Directors' Stock Option Plan (the "1986 Director Option Plan") and the Company's 1996 Stock Option and Incentive Plan (the "1996 Option Plan" and collectively the "Stock Option Plans") but does not include the number of shares underlying such options held by any other person.

(3) Includes 9,516 shares which Mr. Adami has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 1,500 shares owned by Mr. Adami jointly with his wife, and 500 shares owned by Mr. Adami's daughters.

(4) Includes 4,916 shares which Mr. Cavallo has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 2,112 shares held by Mr. Cavallo's son, 115,514 shares held by Mr. Cavallo's wife, and 55,060 shares held by a partnership in which Mr. Cavallo is a partner.

(5) Includes 9,516 shares which Mr. Eaton has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 7,980 shares owned by Mr. Eaton jointly with his wife.

(6) Includes 4,916 shares which Mr. Gomes has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(7) Includes 9,516 shares which Dr. Johnson has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(8) Includes 9,516 shares which Mr. Matthews has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 4,871 shares owned by Mr. Matthews jointly with his wife.

(9) Includes 2,000 shares which Mr. Ramsay has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan and 600 shares owned by Mr. Ramsay jointly with his wife.

(10) Includes 9,516 shares which Mr. Scudder has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 340 shares owned by members of Mr. Scudder's immediate family, 2,555 shares owned by Scudder Bros. Fuel Company, Inc., of which Mr. Scudder is a principal and 1,200 shares owned by Campello Salvage of which Mr. Scudder is a partner.

(11) Includes 4,916 shares which Mr. Siskind has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(12) Includes 23,500 shares which Mr. Blair has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Employee Option Plan and 1996 Option Plan. Also includes approximately 23,675 shares which may be deemed beneficially owned by Mr. Blair through his interest in the Bank's 401(k) plan, which invests in the Company's Common Stock.

(13) Includes 49,500 shares which Mr. Straczynski has the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under the 1986 Option Plan.

(14) Includes 137,328 shares which directors and executive officers have the right to acquire within 60 days of February 1, 2000, through the exercise of vested stock options granted under one or more of the Stock Option Plans.

                           PEOPLE'S BANCSHARES, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE KINGSTON GROUP

The undersigned stockholder of People's Bancshares, Inc. (the "Company") hereby appoints Thomas F. Gillen, Donald B. Jennings and Vincent A. Smyth, and each of them, with several powers of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Friday, June 16, 2000 at Stone Forge Public House, 90 Paramount Drive, Raynham, Massachusetts, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the and Kingston Group Proxy Statement.

The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting of Stockholders.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

 X   PLEASE MARK
---  VOTED AS IN
     THIS EXAMPLE

     PEOPLE'S BANCSHARES, INC.     1. Election of Directors.   For All   With-   For All
                                                               Nominees  hold    Except

                                      William G. Foster, Jr.
                                      John R. Kennedy            [  ]    [  ]     [  ]
                                      Vincent A. Smyth

                                      If you do not wish your shares voted
                                      "For" a particular nominee, mark the
                                      "For All Except" box and strike a line
                                      through the name(s) of the nominee(s).
                                      Your shares will be voted for the
                                      remaining nominee(s).

                                      To transact such other business as may
                                      properly come before the meeting or any
                                      adjournment thereof.

                                      The undersigned stockholder(s)
                                      authorize(s) the proxies to vote on the
                                      above matter as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof .

Please be sure to sign and date          Date
this Proxy.                                   ---------------


--------------------------------------------------------------------------------
Stockholder sign here                 Co-owner sign here